UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	000-09439	74-2157138
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)   (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below);

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $1.00 par value	IBOC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2023, the Board of Directors of International Bancshares Corporation (“IBC”) approved and adopted Amended and Restated By-laws of IBC (the “By-laws”) which became immediately effective.

Section 12 of the By-laws was amended based on the recent SEC requirements for a Universal Proxy Card in the event of a contested election of directors and shareholder proposal requirements. Section 12(a) outlines the process for Dissident Shareholder nominations and business proposals for business at the annual meeting, including notice and disclosure requirements, compliance standards, and relevant definitions. Section 12(c)(2) outlines the requirements of all proxy cards.

A copy of the By-laws is attached as Exhibit 3.1, to this Current Report on Form 8-K, and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

3.1	AMENDED AND RESTATED BY-LAWS OF INTERNATIONAL BANCSHARES CORPORATION AS OF FEBRUARY 21, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and Chairman of the Board

February 22, 2023

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